                        SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 'SS' 240.14a-11(c) or 'SS' 240.14a-12



                       CENTURY COMMUNICATIONS CORP.
                       ---------------------------
              (Name of Registrant as Specified In Its Charter)

                       ---------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

   --------------------------------

2) Aggregate number of securities to which transaction applies:

   --------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   --------------------------------

4) Proposed maximum aggregate value of transaction:

   --------------------------------

5) Total fee paid:

   --------------------------------


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


1) Amount Previously Paid:

   --------------------------------

2) Form, Schedule or Registration Statement No.:

   --------------------------------

3) Filing Party:

   --------------------------------

4) Date Filed:

   --------------------------------

                                     [Logo]

                          CENTURY COMMUNICATIONS CORP.
                                50 LOCUST AVENUE
                         NEW CANAAN, CONNECTICUT 06840

----------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 29, 1998

----------------------------------------------------------
     The Board of Directors of Century Communications Corp., a New Jersey corporation (the 'Company'), hereby gives notice that the 1998 Annual Meeting of Shareholders of the Company (the 'Annual Meeting') will be held at the Prudential Center for Learning and Innovation, Weed Avenue, Norwalk, Connecticut 06850, on Thursday, October 29, 1998, at 10:00 a.m., Eastern Time, for the following purposes:

          1. To elect nine directors of the Company to serve until the next annual meeting of shareholders and thereafter until their successors shall have been elected and qualified.

          2. To vote on the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending May 31, 1999.

          3. To transact such other business as may properly come before the meeting.

     All shareholders are cordially invited to attend. Only holders of record of issued and outstanding shares of Class A Common Stock and Class B Common Stock of the Company at the close of business on Friday, October 2, 1998 will be entitled to receive notice of and vote at the Annual Meeting. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. A copy of each of the Company's Proxy Statement and 1998 Annual Report to Shareholders for its fiscal year ended May 31, 1998 is enclosed herewith.

                                          By Order of the Board of Directors
                                          DAVID Z. ROSENSWEIG
                                          DAVID Z. ROSENSWEIG,
                                          Secretary

October 2, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND PROMPTLY COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES OF AMERICA. THE PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS USE AT THE ANNUAL MEETING. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED AT THE ANNUAL MEETING.

                                    [Logo]

                          CENTURY COMMUNICATIONS CORP.
                                50 LOCUST AVENUE
                         NEW CANAAN, CONNECTICUT 06840
                       ---------------------------------
                                PROXY STATEMENT
                       ---------------------------------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Century Communications Corp., a New Jersey corporation (the 'Company'), of proxies for use at the 1998 Annual Meeting of Shareholders of the Company (the 'Annual Meeting') to be held at the Prudential Center for Learning and Innovation, Weed Avenue, Norwalk, Connecticut 06850, on Thursday, October 29, 1998, at 10:00 a.m., Eastern Time, and at any adjournment or adjournments of the Annual Meeting. This Proxy Statement and the enclosed proxy are first being sent to shareholders on or about October 5, 1998.

     At the Annual Meeting, shareholders of the Company will (i) elect nine directors of the Company to serve until the next annual meeting of shareholders and thereafter until their successors shall have been elected and qualified; and
(ii) vote on the ratification of the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending May 31, 1999. Shareholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The close of business on Friday, October 2, 1998 has been selected as the record date for determining the holders of outstanding shares of the Company's Class A Common Stock, par value $.01 per share (the 'Class A Common Stock'), and Class B Common Stock, par value $.01 per share (the 'Class B Common Stock' and, together with the Class A Common Stock, the 'Common Stock'), entitled to receive notice of and vote at the Annual Meeting. On October 2, 1998, there were 32,780,096 shares of Class A Common Stock outstanding and 42,322,059 shares of Class B Common Stock outstanding. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share. All shares of Class A Common Stock and Class B Common Stock will vote together as one class on all questions that come before the Annual Meeting, except that the shares of Class A Common Stock will vote separately as a class with respect to the election of one director (the 'Class A Director').

VOTE REQUIRED

     Votes at the Annual Meeting will be tabulated by the inspector of election appointed by the Company. Shares of Common Stock represented by a properly signed and returned proxy are considered present at the Annual Meeting for purposes of determining a quorum.

     Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, as a general rule brokers may vote these shares in their discretion. However, brokers are precluded from exercising their voting discretion on certain types of proposals. Absent specific instructions from the beneficial owner in such cases, brokers may not vote on those proposals. This results in what is known as a 'broker non-vote' on such proposals.

     Elections of directors other than the Class A Director will be determined by a plurality vote of the combined voting power of all shares of Common Stock present in person or by proxy and voting at the Annual Meeting. The election of the Class A Director will be determined by a plurality vote of all shares of Class A Common Stock, voting separately as a class, present in person or by proxy and voting at the Annual Meeting. Accordingly, votes 'withheld' from director-nominee(s) will not count against the election of such nominee(s). Brokers have discretionary authority to vote on the election of directors.

     Passage of the proposal to ratify the selection of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending May 31, 1999 requires the approval of a majority of the votes cast on this proposal. Abstentions as to this proposal will not count as votes cast for or against this proposal and will not be included in calculating the number of votes necessary for approval of this proposal. Brokers have discretionary authority to vote on this proposal.

     All other matters will be determined by the vote of a majority of the combined voting power of all shares of Common Stock present in person or by proxy at the Annual Meeting and voting on such matters. Abstentions and broker non-votes as to particular matters will not count as votes cast for or against such matters and will not be included in calculating the number of votes necessary for approval of such matters.

     Each shareholder of the Company is requested to complete, sign, date and return the enclosed proxy without delay in order to ensure that shares owned thereby are voted at the Annual Meeting. All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the directions given on such proxies. If no direction is given, a properly executed proxy will be voted FOR the election of the nine persons named under 'Election of Directors' and FOR ratification of the selection of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending May 31, 1999. The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting. If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by New Jersey law, to vote in accordance with their own judgment on such matters.

REVOCATION OF PROXIES

     Any shareholder may revoke a proxy at any time before such proxy is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company a written notice of revocation bearing a date later than the date of the proxy;
(ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Secretary of the Company; or (iii) attending the Annual Meeting and stating to the Secretary of the Company an intention to vote in person and so voting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequent proxy or written notice of revocation of a proxy should be delivered to Century Communications Corp., 50 Locust Avenue, New Canaan, Connecticut 06840, Attention: Scott N. Schneider, Assistant Secretary.

COST OF SOLICITATION

     The Company will bear all costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview. In addition, the Company expects to request persons who hold shares in their names for others to forward copies of this proxy soliciting material to them and to request authority to execute proxies in the accompanying form, and the Company will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of September 15, 1998, certain information with respect to the beneficial ownership of shares of Class A Common Stock or Class B Common Stock by each person known to the Company to own beneficially more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock. Each share of Class B Common Stock is convertible, at any time, into one share of Class A Common Stock. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share.

                                                                                BENEFICIAL OWNERSHIP(1)
                                                                       ------------------------------------------
                          NAME AND ADDRESS                                  CLASS/NUMBER                 PERCENT
                        OF BENEFICIAL OWNER                                  OF SHARES                   OF CLASS
--------------------------------------------------------------------
Leonard Tow ........................................................   Class A:     1,205,953(2)             3.5%
  50 Locust Avenue                                                     Class B:    42,322,059(3)(4)(5)     100
  New Canaan, CT 06840
Claire L. Tow ......................................................   Class A:     1,205,953(6)             3.5
  50 Locust Avenue                                                     Class B:    42,322,059(4)(5)(7)     100
  New Canaan, CT 06840
David Z. Rosensweig ................................................   Class A:        46,958(8)             *
  162 Brite Avenue                                                     Class B:    23,350,964(4)(5)         55.2
  Scarsdale, NY 10583
The Prudential Insurance Company of America ........................   Class A:     4,190,203(9)            12.2
  751 Broad Street
  Newark, NJ 07102-3777
Capital Research and Management Company ............................   Class A:     3,565,000(10)           10.4
  SMALLCAP World Fund, Inc.
  333 South Hope Street
  Los Angeles, CA 90071
Capital Guardian Trust Company .....................................   Class A:     2,082,000(11)            6.0
  333 South Hope Street
  Los Angeles, CA 90071
Citizens Utilities Company .........................................   Class A:     1,807,095(12)            5.2
  CU Capital Corp.
  High Ridge Park
  Stamford, CT 06905

------------

*   Less than 1%

 (1) As used in this table, 'beneficial ownership' means the sole or shared power to vote or secure the right to vote, secure the right to vote, or direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have 'beneficial ownership' of any security that such person has the right to acquire within 60 days after such date.

 (2) Consists of 1,106,574 shares of Class A Common Stock as to which Mr. Tow has sole voting and investment power. Includes the 99,379 shares set forth in (6) below beneficially owned solely by Mrs. Tow, as to which shares he disclaims beneficial ownership.

 (3) Consists of 18,971,095 shares of Class B Common Stock as to which Mr. Tow has sole, and 20,537,599 shares of Class B Common Stock as to which he shares, voting and investment power. Includes the 2,813,365 shares set forth in (7) below beneficially owned solely by Mrs. Tow, as to which shares he disclaims beneficial ownership.

 (4) By virtue of the definition of 'beneficial ownership,' substantial duplication is involved in the beneficial ownership of shares listed for these shareholders. Eliminating duplication in the table,

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Mr. Tow owns of record and beneficially 18,971,095 shares of Class B Common Stock, Mr. Tow, Mrs. Tow and Mr. Rosensweig, as trustees, jointly own beneficially 20,537,599 shares of Class B Common Stock, and Mr. Rosensweig, as trustee, owns, and Mrs. Tow has a beneficial interest in, 2,813,365 shares of Class B Common Stock.

 (5) By virtue of the definition of 'beneficial ownership,' each person who owns shares of Class B Common Stock is deemed to own an equal number of shares of Class A Common Stock. Thus, Leonard Tow and Claire L. Tow are each deemed to be beneficial owners of 43,528,012 shares of Class A Common Stock and David Z. Rosensweig is deemed to be a beneficial owner of 23,350,964 shares of Class A Common Stock. As a percent of the Class A Common Stock, this ownership by the above-named persons is deemed to be 56.7%, 56.7% and 30.4%, respectively.

 (6) Consists of 99,379 shares of Class A Common Stock as to which Mrs. Tow has sole voting and investment power. Includes the 1,106,574 shares set forth in (2) above beneficially owned solely by Mr. Tow, as to which shares she disclaims beneficial ownership.

 (7) Consists of 2,813,365 shares of Class B Common Stock which Mrs. Tow owns beneficially, and 20,537,599 shares of Class B Common Stock as to which she shares voting and investment power. Includes the 18,971,095 shares set forth in (3) above beneficially owned solely by Mr. Tow, as to which shares she disclaims beneficial ownership.

 (8) Consists of 43,856 shares as to which Mr. Rosensweig is the record and beneficial holder and 3,102 shares that Mr. Rosensweig has the right to acquire pursuant to stock option grants under the 1994 Option Plan.

 (9) Based solely upon information contained in Amendment No. 2 to a Statement on Schedule 13G filed with the Commission on February 9, 1998. According to said Schedule 13G, The Prudential Insurance Company of America holds 30,100 shares of Class A Common Stock for its general account and may have direct or indirect voting and/or investment discretion with respect to 4,160,103 shares of Class A Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(10) Based solely upon information contained in Amendment No. 1 to a Statement on Schedule 13G filed with the Commission on July 10, 1998. According to said Schedule 13G, Capital Research and Management Company is deemed to be the beneficial owner of 3,565,000 shares of Class A Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. SMALLCAP World Fund, Inc., which is advised by Capital Research and Management Company, is the beneficial owner of 2,020,000 shares of Class A Common Stock.

(11) Based solely upon information contained in a Statement on Schedule 13G filed with the Commission on July 9, 1998. According to said Schedule 13G, Capital Guardian Trust Company is deemed to be the beneficial owner of 2,082,000 shares of Class A Common Stock as a result of acting as investment adviser to various institutional accounts.

(12) Based solely upon information contained in a Statement on Schedule 13D filed with the Commission on July 2, 1992. Century Communications has agreed pursuant to an agreement dated July 2, 1992 between it and Citizens that, subject to certain conditions, upon the request of Citizens, it will file up to two registration statements under the Securities Act of 1933, as amended (the 'Act'), in order to permit Citizens to offer and sell, pursuant to such registration statement(s), such shares of Class A Common Stock.

                             ELECTION OF DIRECTORS

     Nine persons have been nominated for election as directors of the Company to serve until the 1999 Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently directors. The holders of Class A Common Stock are entitled to elect, at the Annual Meeting, voting separately as a class, one director (the 'Class A Director'). The Board has nominated William M. Kraus as the Class A Director. The other eight directors will be elected by vote of a plurality of the combined voting power of all shares of Class A Common Stock and Class B Common Stock present and voting at the Annual Meeting, voting together as a single class, with each share of Class A Common Stock having one vote and each share of Class B Common Stock having ten votes.

     The persons named in the accompanying proxy will vote for the election of such nominees unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for a substitute nominee or nominees designated by the Board or, if no substitute nominee or nominees are so designated, that the membership of the Board will be reduced to a number equal to the number of such nominees, provided that a nominee for the Class A Director will be substituted in order that the Class A directorship is not eliminated. The Board has no reason to believe that any of the nominees listed below will not be available for election as a director.

     The following table sets forth the name of each nominee, his or her age and if presently a Director, the year he or she was elected a director of the Company (or of Century Communications Corp., a Texas corporation
('Century-Texas'), the Company's predecessor in interest and now its wholly-owned subsidiary), his or her principal occupation, other business experience during the last five years, other directorships in publicly-held corporations and ownership of shares of Class A Common Stock and Class B Common Stock of the Company as of September 15, 1998.

                                              PRINCIPAL OCCUPATION,          NUMBER OF SHARES
          NOMINEE, AGE, YEAR                OTHER BUSINESS EXPERIENCE          BENEFICIALLY              PERCENT
       FIRST BECAME DIRECTOR(1)            AND OTHER DIRECTORSHIPS(20)           OWNED(6)                OF CLASS
--------------------------------------  ---------------------------------  --------------------          --------

John P. Cole, Jr.  ...................  Mr. Cole is a member of the        Class A:      68,327(7)           *
  Age: 68                               Washington, D.C. law firm of Cole
  Director since 1997                   Raywid & Braverman which serves
                                        as a regulatory counsel to the
                                        Company and Centennial.

                                              PRINCIPAL OCCUPATION,          NUMBER OF SHARES
          NOMINEE, AGE, YEAR                OTHER BUSINESS EXPERIENCE          BENEFICIALLY              PERCENT
       FIRST BECAME DIRECTOR(1)            AND OTHER DIRECTORSHIPS(20)           OWNED(6)                OF CLASS
--------------------------------------  ---------------------------------  --------------------          --------
Bernard P. Gallagher .................  Mr. Gallagher has been the         Class A:     679,593(8)           2.0%
  Age: 51                               President and Chief Operating
  Director since 1990                   Officer of the Company since
                                        October 1989. He has been
                                        Chairman of the Board and Chief
                                        Executive Officer of Centennial
                                        Cellular Corp., a Company engaged
                                        in the cellular telephone and PCS
                                        business ('Centennial') (in which
                                        the Company has a common stock
                                        interest of approximately 33% and
                                        a voting interest of
                                        approximately 74%) since August
                                        1991 and director of Centennial
                                        since March 1991. From February
                                        1990 to August 1991, Mr.
                                        Gallagher was President and Chief
                                        Operating Officer of Centennial.
                                        From 1979 to October 1989, he
                                        served in various financial and
                                        executive capacities at Comcast
                                        Corporation, a cable television
                                        and cellular telephone company,
                                        and its subsidiaries, including
                                        Vice President and Treasurer from
                                        November 1984 to October 1989.
Michael G. Harris ....................  Mr. Harris has been the Senior     Class A:     180,942(9)           *
  Age: 52                               Vice President, Engineering and
  Director since 1997                   Chief Engineering Officer of the
                                        Company since June 1991. Mr.
                                        Harris has also been Senior Vice
                                        President, Engineering, and Chief
                                        Engineering Officer of Centennial
                                        since August 1991.

                                              PRINCIPAL OCCUPATION,          NUMBER OF SHARES
          NOMINEE, AGE, YEAR                OTHER BUSINESS EXPERIENCE          BENEFICIALLY              PERCENT
       FIRST BECAME DIRECTOR(1)            AND OTHER DIRECTORSHIPS(20)           OWNED(6)                OF CLASS
--------------------------------------  ---------------------------------  --------------------          --------
William M. Kraus(2)(3)(4)(5) .........  Mr. Kraus is the Chairman of       Class A:       6,092(10)          *
  Age: 72                               Kraus Sikes, Inc., a publishing
  Director since 1986                   company, and has been such since
  Nominee for Class A Director          1985. From 1983 to 1985, he was a
                                        Vice President of The Equitable
                                        Life Assurance Society of the
                                        United States. From 1979 to 1983,
                                        Mr. Kraus held positions as the
                                        Secretary of the Department of
                                        Development of the State of
                                        Wisconsin and as Assistant to the
                                        Governor of the State of
                                        Wisconsin. Mr. Kraus has been a
                                        director of Centennial since
                                        August 1991.
David Ross Miller ....................  Mr. Miller was a Director of M &   Class A:      11,200(11)          *
  Age: 72                               I Mid-State Bank, Stevens Point,
  Director since 1997                   Wisconsin from 1978 to 1997, the
                                        Chairman of the Board from 1984
                                        to 1997, and is currently
                                        Director Emeritus. From 1965 to
                                        1991 Mr. Miller was a Director of
                                        Sentry Insurance, Stevens Point,
                                        Wisconsin and from 1971 to 1991
                                        Mr. Miller was the president and
                                        a Director of Sentry Investment
                                        Management, Inc. Mr. Miller was
                                        previously (12/5/85 to 10/23/91)
                                        a Director of the Company.
David Z. Rosensweig(2)(5) ............  Mr. Rosensweig has been the        Class A:      46,958(12)          *
  Age: 73                               Secretary of the Company since     Class B:  23,350,964 15)(17)(21)
  Director since 1982                   its incorporation in December
                                        1985, and of Century-Texas from
                                        1982 to December 1985. Mr.
                                        Rosensweig has been a director
                                        and Secretary of Centennial since
                                        1988. He is a member of the New
                                        York law firm of Leavy Rosensweig
                                        & Hyman, which acts as general
                                        counsel to the Company and
                                        Centennial, and has been
                                        practicing law since 1948.

                                              PRINCIPAL OCCUPATION,          NUMBER OF SHARES
          NOMINEE, AGE, YEAR                OTHER BUSINESS EXPERIENCE          BENEFICIALLY              PERCENT
       FIRST BECAME DIRECTOR(1)            AND OTHER DIRECTORSHIPS(20)           OWNED(6)                OF CLASS
--------------------------------------  ---------------------------------  --------------------          --------
Scott N. Schneider ...................  Mr. Schneider has been Chief       Class A:     396,629(13)          1.2%
  Age: 40                               Financial Officer of the Company
  Director since 1994                   since December 1996. He has been
                                        Senior Vice President and
                                        Treasurer of the Company since
                                        June 1991 and has been an
                                        Assistant Secretary of the
                                        Company since October 1986. He
                                        was a Vice President of the
                                        Company from October 1986 to June
                                        25, 1991 and was Controller of
                                        the Company from December 1985 to
                                        June 25, 1991. He was Controller
                                        of Century-Texas from December
                                        1982 to December 1985. Mr.
                                        Schneider has also been Senior
                                        Vice President, Chief Financial
                                        Officer and Treasurer of
                                        Centennial since August 1991. He
                                        was a Vice President and
                                        Controller of Centennial from the
                                        date of its incorporation in 1988
                                        to August 1991. Mr. Schneider has
                                        been a director of Centennial
                                        since August 1991.

Claire L. Tow ........................  Mrs. Tow has been a Senior Vice    Class A:   1,205,953(14)(15)      3.5%
  Age: 68                               President of the Company since     Class B:  42,322,059(16)        100
  Director since 1988                   August 1992 and was a Vice                             (17)
                                        President of the Company from
                                        February 1988 to August 1992. She
                                        has been involved in the
                                        operations of the Company since
                                        its incorporation in December
                                        1985 and in the operations of
                                        Century-Texas since its organiza-
                                        tion. Mrs. Tow has served as a
                                        director of Citizens since June
                                        1993. Claire Tow is the wife of
                                        Leonard Tow.

                                              PRINCIPAL OCCUPATION,          NUMBER OF SHARES
          NOMINEE, AGE, YEAR                OTHER BUSINESS EXPERIENCE          BENEFICIALLY              PERCENT
       FIRST BECAME DIRECTOR(1)            AND OTHER DIRECTORSHIPS(20)           OWNED(6)                OF CLASS
--------------------------------------  ---------------------------------  --------------------          --------
Leonard Tow(3) .......................  Mr. Tow has been the Chairman of   Class A:   1,205,953(18)          3.5%
  Age: 70                               the Board of the Company since     Class B:  42,322,059(16)        100
  Director since 1973                   1989, and has been the Chief                           (17)(19)
                                        Executive Officer of the Company
                                        since its incorporation and of
                                        Century-Texas since its
                                        organization in 1973 through
                                        December 1985. Mr. Tow also
                                        served as the President and Chief
                                        Operating Officer of the Company
                                        from the date of its incorpo-
                                        ration to October 1989, and as
                                        Chief Financial Officer of the
                                        Company from the date of its
                                        incorporation to December 1996,
                                        and in both of said capacities
                                        for Century-Texas from its
                                        organization in 1973 through
                                        December 1985. He has been active
                                        in the cable television industry
                                        for 30 years. Mr. Tow has served
                                        as the Chairman of the Board,
                                        Chief Executive Officer and Chief
                                        Financial Officer of Citizens,
                                        1.98% of the stock of which is
                                        owned by the Company, since 1990.
                                        He holds a Ph.D. from Columbia
                                        University and is the husband of
                                        Claire Tow.

------------

*   Less than 1%.

 (1) Year that the nominee, if currently a Director, first became a Director of the Company or, if before December 5, 1985, of Century-Texas.

 (2) Member of the Compensation Committee.

 (3) Member of the Executive Committee.

 (4) Member of the Audit Committee.

 (5) Member of the Employee Stock Option and Equity Plan Committee.

 (6) As used in this table, 'beneficial ownership' means the sole or shared power to vote, secure the right to vote, or direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have 'beneficial ownership' of any security that such person has the right to acquire within 60 days after such date.

 (7) Mr. Cole is the record and beneficial owner of all of these shares. Includes 200 shares that may be acquired pursuant to stock option grants under the Company's 1993 Non-Employee Directors' Option Plan.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Consists of 62,226 shares as to which Mr. Gallagher is the record and beneficial holder, 111,000 shares granted to Mr. Gallagher under the Company's 1992 Management Equity Incentive Plan (the 'Equity Plan') and 506,367 shares that Mr. Gallagher has the right to acquire pursuant to stock option grants under the Company's 1994 Employee Stock Option Plan (the '1994 Option Plan'). Does not include 242,506 shares of Class A Common Stock of which Mr. Gallagher's wife is the beneficial owner and in which Mr. Gallagher disclaims any beneficial interest.

 (9) Consists of 17,329 shares as to which Mr. Harris is the record and beneficial holder, 65,000 shares granted to Mr. Harris under the Company's 1992 Management Equity Incentive Plan (the 'Equity Plan') and 98,613 shares that Mr. Harris has the right to acquire pursuant to stock option grants under the Company's 1994 Employee Stock Option Plan (the '1994 Option Plan'). Does not include 1,009 shares of Class A Common Stock of which Mr. Harris' wife is the beneficial owner and in which Mr. Harris disclaims any beneficial interest.

(10) Includes 2,200 shares that may be acquired pursuant to stock option grants under the Company's 1993 Non-Employee Directors' Option Plan.

(11) David Ross Miller is the record and beneficial holder of all of these shares. Includes 200 shares that may be acquired pursuant to stock option grants under the Company's 1993 Non-Employee Directors' Option Plan.

(12) Consists of 43,856 shares as to which Mr. Rosensweig is the record and beneficial holder, and 3,102 shares that Mr. Rosensweig has the right to acquire pursuant to stock option grants under the 1994 Option Plan.

(13) Consists of 185,016 shares as to which Mr. Schneider is the record and beneficial owner, 83,000 shares granted to Mr. Schneider under the Equity Plan and 128,613 shares that Mr. Schneider has the right to acquire pursuant to stock option grants under the 1994 Option Plan.

(14) Consists of 20,766 shares of which Claire L. Tow is the record and beneficial holder, and 78,613 shares that Claire L. Tow has the right to acquire pursuant to stock option grants under the 1994 Option Plan. Includes the 1,106,574 shares set forth in (19) below beneficially owned solely by Leonard Tow, as to which shares she disclaims beneficial ownership.

(15) By virtue of the definition of 'beneficial ownership,' each person who owns shares of Class B Common Stock, which is convertible at any time into Class A Common Stock, is deemed to own an equal number of shares of Class A Common Stock. Thus, Leonard Tow, Claire L. Tow, David Z. Rosensweig, as trustee, and all directors, nominees for director and executive officers as a group are deemed to be beneficial owners, respectively, of 43,528,012, 43,528,012, 23,350,964 and 44,917,753 shares of Class A Common Stock. As a percent of Class A Common Stock, assuming all shares of Class B Common Stock have been so converted by the above-named persons, this ownership by the above-named persons is deemed to be 56.7%, 56.7%, 30.4% and 58.5%, respectively.

(16) Consists of 2,813,365 shares of Class B Common Stock in which Mrs. Tow has a beneficial interest, and 20,537,599 shares of Class B Common Stock as to which she shares voting and investment power. Includes the 18,971,095 shares set forth in (19) below beneficially owned solely by Mr. Tow, as to which shares she disclaims beneficial ownership.

(17) By virtue of the definition of 'beneficial ownership,' substantial duplication is involved in the beneficial ownership of shares listed for these shareholders. Eliminating duplication in the table, Mr. Tow owns of record and beneficially 18,971,095 shares of Class B Common Stock, Mr. Tow, Mrs. Tow and Mr. Rosensweig jointly own of record and beneficially 20,537,599 shares of Class B

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Common Stock as trustees, and Mr. Rosensweig and owns of record, as trustee, and Mrs. Tow has a beneficial interest in 2,813,365 shares of Class B Common Stock as trustee for the benefit of the adult children of Mr. and Mrs. Tow.

(18) Consists of 61,137 shares of which Leonard Tow is the record and beneficial holder, 315,000 shares granted to Leonard Tow under the Equity Plan and 730,437 shares that Leonard Tow has the right to acquire pursuant to stock option grants under the 1994 Option Plan. Includes the 99,379 shares set forth in (14) above beneficially owned solely by Claire L. Tow, as to which shares he disclaims beneficial ownership.

(19) Consists of 18,971,095 shares of Class B Common Stock as to which Mr. Tow has sole voting and investment power, and 20,537,599 shares of Class B Common Stock as to which he shares voting and investment power. Includes the 2,813,365 shares set forth in (16) above beneficially owned solely by Mrs. Tow, as to which shares he disclaims beneficial ownership.

(20) Certain of the Company's directors also serve as officers or directors of Centennial Cellular Corp., a company engaged in the cellular telephone and PCS business ('Centennial') in which the Company has a common stock interest of approximately 33% and a voting interest of approximately 74%. Centennial has entered into a Merger Agreement (the 'Merger Agreement') with CCW Acquisition Corporation, a Delaware corporation ('CCW') organized at the direction of Welsh, Carson, Anderson & Stowe VIII, L.P., a Delaware limited partnership. The Company has entered into a Stockholders Agreement with CCW in which it agreed to vote its shares in favor of the approval and adoption of the Merger Agreement. The consummation of the Merger (the 'Merger') contemplated by the Merger Agreement is subject to certain additional terms and conditions. Upon consummation of the Merger, it is anticipated that those directors of the Company who serve as officers or directors of Centennial will cease to act in such capacities.

(21) Consists of 23,350,964 shares of Class B Common Stock as to which Mr. Rosensweig, as trustee, shares voting and investment power and as to which he disclaims beneficial ownership.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors met five times and acted seven times by unanimous written consent during the fiscal year ended May 31, 1998. Each director attended all of the meetings of the Board of Directors and the committees of which said director was a member.

     The Executive Committee, whose members are noted above, is empowered, except as limited by the laws of the State of New Jersey, to function with the full power of the Board of Directors when the Board is not meeting. The Executive Committee met once during the fiscal year ended May 31, 1998.

     The Audit Committee, whose members are noted above, recommends to the Board of Directors the independent auditors to be selected for the Company and reviews the following matters with the independent auditors: scope and results of the independent audits, corporate accounting, internal accounting control procedures, adequacy and appropriateness of financial reporting to shareholders, and such other related matters as the Audit Committee considers to be appropriate. The Audit Committee met once during the fiscal year ended May 31, 1998.

     The Compensation Committee, whose members are noted above, makes recommendations to the Board of Directors concerning the salary and certain other forms of compensation for the Company's Chief Executive Officer and sets the salary and cash bonus compensation of the President and Chief Operating Officer, the Chief Financial Officer, Senior Vice President and Treasurer, the former Senior Vice President and President of the Cable Television Division, and the Senior Vice President,

Engineering. The Compensation Committee also administers the Employee Stock Purchase Plan, Incentive Award Plan and 1985 Stock Equivalent Plan. The Compensation Committee determines the participants and selects the recipients of awards or units under each plan and the amount and terms of compensation granted under each plan. The Compensation Committee met nine times during the fiscal year ended May 31, 1998.

     The Employee Stock Option and Equity Plan Committee, whose members are noted above, administers the 1985 Option Plan and the 1994 Option Plan (together the 'Option Plans') and the Equity Plan. The Employee Stock Option and Equity Plan Committee makes recommendations to the Board of Directors with respect to the recipients of options under the Option Plans and the provisions of options granted under such plans, including the option prices, terms and number of shares subject to option and with respect to the Equity Plan, the recipients of awards and the terms and conditions of each award. The Employee Stock Option and Equity Plan Committee met 11 times during the fiscal year ended May 31, 1998.

     The Company has not designated a nominating committee or other committee performing a similar function. Such matters are decided by the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (based on amounts reported as salary and bonus for fiscal 1998) for each of the Company's last three fiscal years (collectively the 'Named Executives').

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG TERM COMPENSATION
                                                                                          -----------------------------------------
                                                                                                    AWARDS
                                                     ANNUAL COMPENSATION                  --------------------------
                                          ------------------------------------------                        SHARES        PAYOUTS
                                                                           OTHER          RESTRICTED      UNDERLYING     ----------
                                 FISCAL                                    ANNUAL            STOCK         OPTIONS/         LTIP
    NAME/PRINCIPAL POSITION       YEAR    SALARY($)(1)      BONUS($)    COMPENSATION      AWARD(S)($)      SARS(#)       PAYOUTS($)
-------------------------------  ------   ------------      --------    ------------      -----------     ----------     ----------

Leonard Tow                       1998     $2,052,070       $500,000      $479,716(11)    $3,753,125 (2)          0        --
  Chairman of the Board of        1997      2,030,334        357,700       583,969(11)       325,000 (3)          0        --
  Directors and Chief Executive   1996      2,104,000        357,700       285,713(11)       799,926 (4)    275,000(5)     --
  Officer
Bernard P. Gallagher              1998        439,465        210,000        28,402(6)        697,812 (2)          0        --
  President and Chief Operating   1997        430,992        150,000        27,095(6)        227,500 (3)          0        --
  Officer                         1996        422,874        200,000        12,773(6)        406,250 (4)    150,000(5)     --
Scott N. Schneider                1998        290,462        210,000             0           697,812 (2)          0        --
  Chief Financial Officer and     1997        266,886        150,000       145,443(11)       227,500 (3)          0        --
  Treasurer                       1996        267,539        100,000        --               203,125 (4)     75,000(5)     --
Daniel E. Gold(12)                1998        239,923        150,000        --                     0              0        --
                                  1997        233,796        150,000        --               162,500 (3)          0        --
                                  1996        227,343        100,000        --               203,125 (4)     75,000(5)     --
Michael G. Harris                 1998        226,594        210,000             0           498,438 (2)          0        --
  Senior Vice President,          1997        217,508        150,000        70,246(12)       162,500 (3)          0        --
  Engineering and Chief           1996        207,539        100,000        --               203,125 (4)     75,000(5)     --
  Engineering Officer

                                    ALL OTHER
    NAME/PRINCIPAL POSITION      COMPENSATION($)
-------------------------------  ---------------
                                 <C
Leonard Tow                        $ 1,613,924(7)
  Chairman of the Board of           1,598,338(7)
  Directors and Chief Executive      1,584,020(7)
  Officer
Bernard P. Gallagher                     4,750(8)
  President and Chief Operating          4,750(9)
  Officer                                4,740(10)
Scott N. Schneider                       4,750(8)
  Chief Financial Officer and            4,750(9)
  Treasurer                              3,531(10)
Daniel E. Gold(12)                       4,750(8)
                                         4,750(9)
                                         3,726(10)
Michael G. Harris                        4,750(8)
  Senior Vice President,                 4,750(9)
  Engineering and Chief                  4,750(10)
  Engineering Officer

------------

 (1) Includes for Mr. Tow, Mr. Gallagher and Mr. Schneider directors' fees of $12,000, $27,750 and $30,000 respectively, paid by the Company in connection with services, in the case of Mr. Tow, Mr. Gallagher and Mr. Schneider, on the Board of Directors of the Company and, in the case of Mr. Gallagher and Mr. Schneider, on the Board of Directors of Centennial, in fiscal 1998. Includes for Mr. Tow, Mr. Gallagher and Mr. Schneider directors' fees of $18,000, $34,500 and $37,500, respectively, paid by the Company in connection with services, in the case of Mr. Tow, Mr. Gallagher, and Mr. Schneider, on the Board of Directors of the Company and, in the case of Mr. Gallagher and Mr. Schneider, on the Board of Directors of Centennial, in fiscal 1997; and for Mr. Tow, Mr. Gallagher and Mr. Schneider directors' fees of $18,000, $33,750 and $36,750, respectively, paid by the Company in connection with services, in the case of Mr. Tow, Mr. Gallagher and Mr. Schneider, on the Board of Directors of the Company, and in the case of Mr. Gallagher and Mr. Schneider, on the Board of Directors of Centennial, in fiscal 1996.

 (2) The value indicated is based on the closing price of the Class A Common Stock on July 24, 1998 and, with respect to 50,000 of the shares granted to Mr. Tow, August 4, 1998, the date of the grants. The aggregate number and value (based on the closing price of the Class A Common Stock at May 29, 1998, the last trading day of fiscal 1998) of the restricted shares, assuming such shares had been issued and held by the named executives at May 29, 1998 was: Mr. Tow -- 150,000, $2,390,625 and 50,000, $796,875; Mr.
     Gallagher -- 35,000, $557,812; Mr. Schneider -- 35,000, $557,812; and Mr.
     Harris -- 25,000, $398,438. Except with respect to Mr. Tow, the restrictions on transferability lapse as to 1/3 of the total shares awarded on each anniversary date of the date of the grant and earlier in the event the award recipient retires after reaching 65 years of age, dies or becomes disabled, or if the Compensation Committee elects to terminate the restrictions on transfer that are otherwise applicable. With respect to Mr. Tow, the restrictions on transferability lapse on the January 1 immediately succeeding the later of (i) the termination of Mr. Tow's term of full-time employment by the Company and (ii) the termination of the advisory period, as defined in that certain employment agreement dated as of July 1, 1997 between Mr. Tow and the Company. The award recipients have the right to receive dividends and other distributions paid on the shares of restricted stock.

                                              (footnotes continued on next page)

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

(footnotes continued from previous page)

 (3) The value indicated is based on the closing price of the Class A Common Stock on September 8, 1997, the date of the grant. The aggregate number and value (based on the closing price of the Class A Common Stock at May 29, 1998, the last trading day of fiscal 1998) of the restricted shares assuming such shares had been issued and held by the Named Executives at May 29, 1998 was: Mr. Tow -- 50,000, $796,875; Mr. Gallagher -- 35,000,
     $557,813; Mr. Schneider -- 35,000, $557,813; Mr. Gold -- 25,000, $398,438;
     and Mr. Harris -- 25,000, $398,438. The restrictions on transferability lapse as to 20% of the total shares awarded on each anniversary date of the date of grant and earlier in the event the award recipient retires after reaching 65 years of age, dies or becomes disabled or if the Compensation Committee elects to terminate the restrictions on transfer that are otherwise applicable. With respect to Mr. Tow, the restrictions on transferability lapse on the January 1 immediately succeeding the later of
     (i) the termination of Mr. Tow's term of full-time employment by the Company by reason of disability, (ii) the date of Mr. Tow's death, (iii) the merger or consolidation of the Company with any other corporation or corporations, or (iv) an action by the Compensation Committee, in its sole discretion, terminating such restrictions. The award recipients have the right to receive dividends and other distributions paid on the shares of restricted stock.

 (4) The value indicated is based on the closing price of the Class A Common Stock on August 28, 1996, the date of the grant, except for Mr. Tow, in which case the value indicated is based on the closing price of the Class A Common Stock on September 3, 1996, the date of the grant to Mr. Tow. The aggregate number and value (based on the closing price of the Class A Common Stock at May 29, 1998, the last trading day of fiscal 1998) of the restricted shares assuming such shares had been issued and held by the Named Executives at May 29, 1998 was: Mr. Tow -- 101,397, $1,616,015; Mr.
     Gallagher -- 50,000, $796,875; Mr. Schneider -- 25,000, $398,438; Mr.
     Gold -- 25,000, $398,438; and Mr. Harris -- 25,000, $398,438. The
     restrictions on transferability lapse as to 20% of the total shares awarded on each anniversary date of the date of grant (except in the case of Mr.
     Tow) and earlier in the event the award recipient retires after reaching 65 years of age, dies or becomes disabled or if the Compensation Committee elects to terminate the restrictions on transfer that are otherwise applicable. The restrictions on transferability lapse as to all of the shares awarded to Mr. Tow on September 3, 2001 and earlier in the event he dies or become disabled or if the Compensation Committee elects to terminate the restrictions on transfer that are otherwise applicable, except with respect to 11,397 of such shares on which the restrictions lapsed on January 2, 1997. The award recipients have the right to receive dividends and other distributions paid on the shares of restricted stock.

 (5) Options to acquire shares of the Company's Class A Common Stock granted under the 1994 Option Plan in July 1996 with respect to fiscal 1996.

 (6) Includes $28,402, $27,095 and $12,773 for fiscal years 1998, 1997, and
     1996, respectively, representing interest that would have been paid on the amounts outstanding during the year under the interest-free loans made to Mr. Gallagher by the Company if interest had been accrued at the rate of 5% per year.

 (7) Consists of life insurance premiums paid on behalf of Leonard Tow and his wife on the split-dollar life insurance agreement that is described below under 'Life Insurance Agreement.' The Company will be reimbursed for the total life insurance premiums paid upon the death of the last to die of Leonard Tow and his wife.

 (8) Consists of matching contributions made by the Company on behalf of the Named Executives in fiscal 1998 under the Company's Retirement Investment Plan.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (9) Consists of matching contributions made by the Company on behalf of the Named Executives in fiscal 1997 under the Company's Retirement Investment Plan.

(10) Consists of matching contributions made by the Company on behalf of the Named Executives in fiscal 1996 under the Company's Retirement Investment Plan.

(11) Includes for Leonard Tow reimbursement for income and gift taxes attributed to him and his wife as a result of the split-dollar life insurance agreement that is described below under 'Life Insurance Agreement.' Includes for Mr. Tow, Mr. Schneider and Mr. Harris amounts paid with respect to tax liabilities in connection with certain employee benefit plans.

(12) Mr. Gold was a Senior Vice President of the Company and President of the Company's cable television division until June 29, 1998. From such date he has been employed as a consultant to the Company.

EMPLOYMENT AGREEMENTS

     Leonard Tow is employed as the Company's Chief Executive Officer until June 30, 2003 pursuant to an employment agreement with the Company dated as of July 1, 1997. For his services, Mr. Tow receives an annual Base Salary (as defined) as of July 1, 1998 of $2,116,590, increased each year by the percentage increase in the United States Labor Department consumer price index for such year over such index for the last month of the preceding year. The employment agreement provides that, for the five-year period (the 'Advisory Period') beginning July 1, 2003, Mr. Tow will act as a consultant and advisor to the Company at an annual compensation equal to 25% of his total compensation for the immediately preceding year and that Mr. Tow will be the highest ranking officer of the Company and a director at all times during the term of the employment agreement. Additionally, the employment agreement permits the granting of bonuses to Mr. Tow at the discretion of the Board of Directors and grants Mr. Tow certain rights to have the Company register all of his and his family members' shares of Common Stock at any time prior to July 1, 2003. The employment agreement also confirmed the Company's obligations under its split-dollar insurance arrangement with Mr. Tow under date of July 30, 1992, and provides that on termination of his employment agreement, the premiums on the policies underlying this arrangement will be paid in full.

     Under the employment agreement, Mr. Tow's employment terminates upon his death or permanent disability for more than 12 consecutive months, in which case Mr. Tow or his estate, as the case may be, will receive (i) an amount equal to three times (four times if such death or incapacity occurs during the second year of the term) the annual salary to which Mr. Tow was entitled in the year of termination, including bonus paid in the year prior to termination; and (ii) the amounts payable during the Advisory Period. If at any time Mr. Tow is removed from an office without his consent or if the Company's principal offices are moved from Fairfield County, Connecticut or the New York metropolitan area, he will have the right to terminate the employment agreement, in which case Mr. Tow will be entitled to continue to receive all salary and other payments and benefits under the employment agreement that he would have received as well as the differential between the option price and the value of shares underlying such options, or, at his option, the then present value of all such payments and benefits. The employment agreement also provides that in the event of a change of control or threatened change of control of the Company, as defined, Mr. Tow may terminate the employment agreement, in which event he is entitled to the payments provided for above.

     Mr. Tow also serves as Chairman of the Board and Chief Executive Officer of Citizens. The Board of Directors of the Company has approved such service. Mr. Tow receives additional compensation from Citizens for serving in such capacities.

     Effective January 1997, the Company entered into employment agreements and effective June 1, 1998, the Company modified its employment agreements with Bernard P. Gallagher, President and Chief Operating Officer, Scott N. Schneider, Chief Financial Officer, Senior Vice President and Treasurer, and Michael G. Harris, Senior Vice President, Engineering. Effective January 1, 1995, the Company entered into, and, effective September 7, 1997 and June 29, 1998, the Company modified, an employment agreement with Daniel E. Gold, formerly a Senior Vice President and presently employed as a consultant to the Company. A summary of each employment agreement is set forth below.

     The agreement between the Company and Mr. Gallagher, as modified, provides for the employment by the Company of Mr. Gallagher as its chief operating officer for a term of six and one-half years commencing on January 1, 1997. The base salary provided for in the agreement is $400,000 per year, subject to annual increases based upon the percentage increase in the United States Labor Department consumer price index. Mr. Gallagher is also eligible to receive a cash bonus or any award or grant of stock options, shares of the Company's stock, or any other incentive or stock related awards awarded or granted by the Board of Directors of the Company or the applicable committee thereof. In the event of Mr. Gallagher's death during the term of the agreement, payments of the base salary shall continue to be made for the balance of the term, and in the event of Mr. Gallagher's permanent disability during such term, payments of the base salary shall continue for the balance of the term or twelve months, whichever is longer. If the agreement is terminated without 'cause' (as defined in the agreement) by the Company prior to the expiration of the term, Mr. Gallagher will receive the base salary, an annual cash bonus for the remainder of the term equal to the most recently awarded cash bonus, the opportunity to exercise any stock options for the remainder of the original term of such options, whether or not fully exercisable, the availability of medical insurance, the use of an office for a one year period, and any restrictions on shares of stock previously issued to Mr. Gallagher shall be deemed inoperative and of no further effect. In addition, on the occurrence of a change or threatened change of control, as defined, Mr. Gallagher may terminate his agreement and receive the payments and benefits provided for above.

     The agreement between the Company and Mr. Schneider provides for the employment by the Company of Mr. Schneider as its chief financial officer and in charge of its fiscal, accounting and financial affairs for a term of six and one-half years commencing on January 1, 1997. The base salary provided for in the agreement is $250,000 per year, subject to annual increases based upon the percentage increase in the United States Labor Department consumer price index. Mr. Schneider is also eligible to receive a cash bonus or any award or grant of stock options, shares of the Company's stock, or any other incentive or stock related awards awarded or granted by the Board of Directors of the Company or the applicable committee thereof. In the event of Mr. Schneider's death during the term of the agreement, payments of the base salary shall continue to be made for the balance of the term and, in the event of Mr. Schneider's permanent disability during such term, payments of the base salary shall continue for the balance of the term or twelve months, whichever is longer. If the agreement is terminated without 'cause' (as defined in the agreement) by the Company prior to the expiration of the term, Mr. Schneider will receive the base salary, an annual cash bonus for the remainder of the term equal to the most recently awarded cash bonus, and the opportunity to exercise any stock options previously awarded, whether or not fully exercisable, the availability of medical insurance, the use of an office for a one year period, and any restrictions on shares of stock previously issued to Mr. Schneider shall be deemed inoperative and of no further effect. In addition, on the occurrence of a change or threatened change of control, as defined, Mr. Schneider may terminate his agreement and receive the payments and benefits provided for above.

     The agreement between the Company and Mr. Harris provides for the employment by the Company of Mr. Harris as its chief engineering officer and in charge of its engineering operations and for administration of the engineering and technical activities of the Company for a term of six and one-half years commencing on January 1, 1997. The base salary provided for in the agreement is $225,000 per year, subject to annual increases based upon the percentage increase in the United States Labor Department consumer price index. Mr. Harris is also eligible to receive a cash bonus or any award or grant of stock options, shares of the Company's stock, or any other incentive or stock related awards awarded or granted by the Board of Directors of the Company or the applicable committee thereof. In the event of Mr. Harris's death during the term of the agreement, payments of the base salary shall continue to be made for the balance of the term and, in the event of Mr. Harris's permanent disability during such term, payments of the base salary shall continue for the balance of the term or twelve months, whichever is longer. If the agreement is terminated without 'cause' (as defined in the agreement) by the Company prior to the expiration of the term, Mr. Harris will receive the base salary, an annual cash bonus for the remainder of the term equal to the most recently awarded cash bonus, and the opportunity to exercise any stock options previously awarded, whether or not fully exercisable, the availability of medical insurance, the use of an office for a one year period, and any restrictions on shares of stock previously issued to Mr. Harris shall be deemed inoperative and of no further effect. In addition, on the occurrence of a change or threatened change of control, as defined, Mr. Harris may terminate his agreement and receive the payments and benefits provided for above.

     The Company's agreement with Daniel E. Gold effective January 1, 1995 and modified by agreements dated September 10, 1997 and June 29, 1998 currently provides for employment of Mr. Gold as a consultant to the Company at an annual salary of $225,000. In the event of Mr. Gold's death during the term of the agreement, payments of the base salary shall continue to be made for the balance of the term and, in the event of Mr. Gold's permanent disability during such term, payments of the base salary shall continue for the balance of the term or twelve months, whichever is longer. If the agreement is terminated without 'cause' (as defined in the agreement) by the Company prior to the expiration of the term, Mr. Gold will be entitled to receive the base salary payments. Effective with the execution of the June 29, 1998 agreement, the stock options theretofore granted to Mr. Gold were accelerated and restrictions on shares previously granted to him under the Equity Plan lapsed.

LIFE INSURANCE AGREEMENT

     The Company's Chairman and Chief Executive Officer, Leonard Tow, as of September 15, 1998, is the sole record owner and holder of 20,077,669 shares of the Company's Common Stock. The Company has been advised that on the death of the last to die of Leonard Tow and his wife, Claire L. Tow (a director and a Senior Vice President of the Company), the estate of such last to die may be required to publicly sell a substantial portion of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in July 1992, an agreement was entered into (commonly known as a split-dollar life insurance agreement) under the terms of which the Company will pay (i) the premiums for certain survivorship life insurance policies with an aggregate face value of $80,000,000 on the lives of Mr. and Mrs. Tow and (ii) the amount of taxes attributed to Leonard and Claire Tow as a result of the arrangement. Insurance benefits become payable when both have died, and the Company will have an interest in the insurance benefits equal to the amount of premiums it has paid with the balance payable to a trust created by Leonard Tow (the 'Trust').

     The Trust has also obtained insurance payable on the first-to-die of Leonard and Claire Tow. The premiums are paid and taxes are reimbursed in a manner similar to that described above for the last-to-die insurance. The proceeds of the first-to-die insurance policy will be paid to the Company to the extent of the total premiums previously paid on such policy by the Company and the balance and any income earned thereon, until the same is exhausted, will be paid to the Trust and used by it to pay the term life insurance portion of the premiums of the last-to-die insurance, thereby reducing the continuing cash outlay by the Company on the last-to-die insurance.

STOCK OPTIONS

     No options to acquire shares of the Company's Common Stock were granted to any of the Named Executives with respect to fiscal 1998.

     The table below summarizes the exercise of stock options during fiscal 1998 by the Named Executives and provides information as to the unexercised stock options held by them at the end of the fiscal year.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1998
                   AND FISCAL YEAR-END 1998 OPTION/SAR VALUES

                                                                            NUMBER OF
                                                                              SHARES                  VALUE OF
                                                                            UNDERLYING              UNEXERCISED
                                                                           UNEXERCISED              IN-THE-MONEY
                                                                         OPTIONS/SARS AT          OPTIONS/SARS AT
                                                                        MAY 31, 1998(#)(2)       MAY 31, 1998($)(2)
                                                                        ------------------      --------------------
                           SHARES ACQUIRED             VALUE               EXERCISABLE/             EXERCISABLE/
         NAME             ON EXERCISE(#)(1)      REALIZED($)(1)(2)        UNEXERCISABLE            UNEXERCISABLE
-----------------------   -----------------      -----------------      ------------------      --------------------

Leonard Tow............              0               $       0            675,437/220,000(3)    $6,090,898/1,872,750(4)

                                     0                       0                  106,620/0(4)             2,565,544/0

Bernard P. Gallagher...              0                       0             44,367/220,000        4,289,805/2,071,250(3)

                                     0                       0            136,767/115,000(4)     3,382,117/2,565,625(4)

Scott N. Schneider.....              0                       0             99,613/114,000(3)       957,501/1,074,375(3)

                                     0                       0              74,119/80,000(4)     1,824,005/1,763,750(4)

Daniel E. Gold.........         92,793                 898,196                   0/80,000(3)               0/745,000(3)

Michael G. Harris......         30,000                 183,906             69,613/114,000(3)       669,376/1,074,375(3)

                                25,000(1)              333,438(1)(2)        12,655/44,000(4)         306,476/978,125(4)

------------

(1) Reflects the number and value of shares acquired on exercise of options to purchase Class A Common Stock of Centennial during fiscal 1998.

(2) Calculated by determining the difference between the exercise price and the closing price on the exercise date or May 31, 1998, as the case may be.

(3) Reflects the number and value of unexercised options to purchase Class A Common Stock of the Company held by each of the Named Executives at May 31, 1998.

(4) Reflects the number and value of unexercised options to purchase Class A Common Stock of Centennial held by each of the Named Executives at May 31, 1998.

DIRECTOR COMPENSATION

     The Company's Directors each received quarterly retainers of $3,000 plus a uniform fee of $750 for each board and committee meeting attended during the 1998 fiscal year. In addition, annually, beginning in 1994 on the date of the meeting of Directors held on the same date as the shareholder's meeting, each Director who is neither an employee nor an officer of the Company is entitled to receive an option to acquire 1,000 shares of the Company's Class A Common Stock under the Company's 1993 Non-Employee Directors' Stock Option Plan. The Company believes that such compensation is consistent with compensation paid to directors in comparable public companies.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1998, the members of the Compensation Committee were David Z. Rosensweig and William M. Kraus. Mr. Rosensweig also serves as Secretary of the Company and Century-Texas. Mr. Rosensweig is a member of Leavy Rosensweig & Hyman, which acts as general counsel to the Company and Centennial. During fiscal 1998, the Company and Centennial paid a total of approximately $1,165,000 and $426,000, respectively, for legal services and disbursements to Leavy Rosensweig & Hyman. Mr. Rosensweig is also a trustee of certain trusts (see 'Principal Shareholders'). During fiscal 1998, Mr. Rosenweig was awarded an option under the Employee Stock Option Plan to acquire 40,000 shares of Class A Common Stock at a price of $14.375 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company is committed to being a premier provider of cable television and related telecommunications services. To support this objective and to compete in these dynamic and keenly competitive businesses, the Company must attract, retain and motivate skilled and dedicated executive talent. The Compensation Committee makes recommendations to the Board of Directors with respect to the base salary and cash bonus compensation to be paid to the Company's Chief Executive Officer. The Compensation Committee determines the base salary and cash bonus compensation to be paid to the President and Chief Operating Officer, the Senior Vice President and President of the Cable Television Division, the Senior Vice President, Treasurer, and Chief Financial Officer and the Senior Vice President, Engineering. The Stock Option and Equity Plan Committee make recommendations to the full Board with respect to grants under the option plans and the Equity Plan.

     The Compensation Committee awarded a cash bonus of $210,000 for the year ended May 31, 1998 to each of Bernard P. Gallagher, President and Chief Operating Officer, Scott N. Schneider, Chief Financial Officer, Senior Vice President and Treasurer, and Michael G. Harris, Senior Vice-President, Engineering. The cash award to Mr. Harris was based on the recommendations of the Chief Executive Officer and the Chief Operating Officer while the awards to Bernard P. Gallagher, the Chief Operating Officer, and to Scott N. Schneider, the Chief Financial Officer, were based on the recommendation of the Chief Executive Officer. The Compensation Committee took into account that the Stock Option and Equity Plan Committee recommended that under the Company's Equity Plan a bonus of 35,000 shares be awarded to each of Bernard P. Gallagher and Scott N. Schneider, and a bonus of 25,000 shares be awarded to Michael G. Harris.

     Leonard Tow is the Chief Executive Officer of the Company. His base salary, $2,040,070 ($1,750,000 plus cost of living adjustments), which constituted the bulk of his cash compensation for the 1998 fiscal year, is set by an employment agreement with the Company approved by the Board of Directors and effective
July 1, 1997, and expiring on June 30, 2003. See 'Employment Agreements.' For fiscal 1998, the Compensation Committee recommended an award to Mr. Tow of a cash bonus of $500,000, and the Stock Option and Equity Plan Committee recommended an award of 50,000 shares under the Equity Plan. In setting this award and bonus, which was the responsibility of the Compensation Committee and the Stock Option and Equity Plan Committee to recommend, and the responsibility of the full Board of Directors to approve, the Compensation Committee and the Stock Option and Equity Plan Committee took into account the Company's operations and financial position in the face of competing transmittal methodologies, the fact that during the Company's three prior fiscal years Mr. Tow's cash bonus had remained constant at $357,700 despite the growth and diversity of the Company's activities during this period under Mr. Tow's leadership, the initiation by Centennial during fiscal 1998 of the process that resulted in Centennial, thereafter entering into a merger agreement with Walsh, Carson, Anderson & Stowe VIII, L.P., and that under Mr. Tow's leadership the Company had entered into a letter of intent with TCI Communications, Inc. ('TCI') providing for formation of a partnership to consolidate with TCI their respective cable televisions systems in the Los Angeles basin, under the Company's management, and the importance of Mr. Tow to the Company's strategic plans and its future direction. (See 'Life Insurance Agreement' above.) In addition, in consideration for the extension of Mr. Tow's employment from June 30, 1998 to June 30, 2003, Mr. Tow was awarded an additional 25,000 shares of Class B Common Stock and an additional 125,000 shares of Class A Common Stock under the Equity Plan.

     The Compensation Committee believes that the bonus awarded to Mr. Tow for fiscal 1998 was appropriate in the circumstances. The Committee noted that, with the consent of the Board of Directors of the Company, Mr. Tow acts as chief executive officer in Citizens. The Compensation Committee also noted that, from December 1991 through May 31, 1995, no options were granted to the Chief Executive Officer under the respective option plans of the Company and Centennial and that, from December 1992 to May 31, 1995, no grants of shares of restricted stock were made under the Equity Plan to the Chief Executive Officer.

     The base salaries of each of Bernard P. Gallagher, Scott N. Schneider and Michael G. Harris are set in employment agreements which commenced on January 1, 1997 and expire by their respective terms on June 30, 2003. The agreements were approved by the full Board of Directors. The base salary of Daniel E. Gold, formerly a Senior Vice President and President of the Company's cable television division, and currently employed as a consultant to the Company, is set in an employment agreement which commenced January 23, 1995 and which, as amended by agreements dated September 10, 1997 and June 29, 1998, expires on December 31, 1999. See 'Employment Agreements.' The base salaries, cash bonuses and payments referenced above (See Summary Compensation Table) constitute the entire cash compensation paid to these executives for fiscal 1998. In making its recommendations for the base salaries contained in the employment agreements, the Compensation Committee took into consideration the recommendations of the Chief Executive Officer and Chief Operating Officer, as applicable. Messrs. Gallagher, Schneider and Harris also rendered and continue to render services, without compensation, to Centennial pursuant to the Services Agreement, dated August 30, 1991, as subsequently amended, between the Company and Centennial. Mr. Gallagher serves as Chairman and Chief Executive Officer of Centennial, Mr. Schneider as its Senior Vice President, Chief Financial Officer and Treasurer and Mr. Harris as its Senior Vice President, Engineering. The Compensation Committee believes the compensation of these Named Executives to be appropriate. Upon consummation of the Merger, the Services Agreement described above shall be terminated. Additionally, although Centennial will continue as the surviving corporation, it is anticipated that those officers and directors of the Company who serve as officers or directors of Centennial will cease to act in such capacities.

     The Compensation Committee also administers the Company's Employee Stock Purchase Plan, Incentive Award Plan and 1985 Stock Equivalent Plan and the Board of Directors from time to time makes grants in accordance with the terms of such plans. However, no grants were made by the Board of Directors under such plans in fiscal 1998.

     See Notes (2), (3), (4), (5) and (6) to the Summary Compensation Table and 'Stock Options' above.

                             Compensation Committee
                                William M. Kraus
                              David Z. Rosensweig

     The Compensation Committee's recommendations for compensation for fiscal 1998 were accepted by the Board of Directors.

PERFORMANCE GRAPH

     The following graph compares the total returns (assuming reinvestment of dividends) on the Company's Class A Common Stock, the Nasdaq Stock Market -- US Index (which currently includes the Company) and a peer group index consisting of four corporations in the cable television business selected by the Company in good faith. The corporations included in the peer group are Adelphia Communications Co., Cablevision Systems Corp., TCA Cable TV Inc. and Jones Intercable Inc. The graph assumes that each of the indices includes the reinvestment of dividends, if any.

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
          CENTURY COMMUNICATIONS CORP., THE NASDAQ STOCK MARKET -- US
                             INDEX AND A PEER GROUP

                               [PERFORMANCE GRAPH]

                                                 5/93       5/94       5/95       5/96       5/97       5/98
  Century Communications Corp.                  $ 100.0    $ 108.2    $ 109.9    $ 133.0    $  78.0    $ 226.1
  Peer Group                                    $ 100.0    $ 106.3    $ 122.2    $ 117.2    $ 102.9    $ 242.3
  Nasdaq Stock Market -- US Index               $ 100.0    $ 105.3    $ 125.2    $ 182.0    $ 205.1    $ 260.6

BENEFICIAL OWNERSHIP BY MANAGEMENT

     The following table sets forth, as of September 15, 1998, the information regarding shares of the Company's Class A Common Stock beneficially owned by all Directors and executive officers as a group. See 'Election of Directors' for ownership by the Directors and the Named Executives individually.

                                                                                            SHARES OF
                                                                                              STOCK
                                                                             TITLE OF      BENEFICIALLY    PERCENT
                                   NAME                                       CLASS           OWNED        OF CLASS
--------------------------------------------------------------------------   --------      ------------    --------

All directors and executive officers as a group (13 persons)..............    Class A         2,857,650(1)    8.3%
                                                                              Class B        42,322,059       100%

------------

(1) Consists of 556,541 shares owned directly by such persons and 1,672,309 shares which may be acquired by such persons pursuant to stock option grants and 628,800 shares granted pursuant to the 1992 Management Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and Citizens have formed a joint venture, in which each of them owns a 50% interest (the 'Joint Venture'), that owns and operates the cable television systems in certain areas of Southern California serving approximately 153,673 primary basic subscribers. The systems owned by the Joint Venture are managed for the Joint Venture by the Company pursuant to a written management agreement which provides, inter alia, that the Company will be reimbursed by the Joint Venture for services rendered directly by its employees and out-of-pocket expenses.

     Leavy Rosensweig & Hyman, of which David Z. Rosensweig is a member, acts as general counsel to the Company and Centennial. The Company and Centennial paid approximately $1,591,000 to Leavy Rosensweig & Hyman during the fiscal year ended May 31, 1998. See 'Executive Compensation and Other
Information -- Compensation Committee Interlocks and Insider Participation.'

     Cole, Raywid and Braverman, of which John P. Cole, Jr., a Director, is a member, acts as a regulatory counsel for the Company and Centennial. The Company and Centennial paid approximately $562,000 to Cole, Raywid and Braverman during the fiscal year ended May 31, 1998.

     William Kraus, a Director, acts as investor relations counsel for the Company and Centennial. The Company and Centennial paid approximately $86,000 to William Kraus during the fiscal year ended May 31, 1998.

     The Company believes that the transactions between it and Leavy Rosensweig & Hyman, Cole, Raywid and Braverman, William Kraus, and the Joint Venture are on terms no less favorable to the Company than would have been available from unaffiliated parties. The Company will continue to apply its policy that any transaction between the Company and any of its officers, directors and principal shareholders be on terms no less favorable to the Company than would be obtainable at that time in comparable transactions with unaffiliated parties.

     As of May 31, 1998, there were an aggregate of $568,043 in outstanding advances from the Company to Bernard P. Gallagher, a Director and President and Chief Operating Officer of the Company. All of such advances were made in prior fiscal years. Such advances were made on a demand basis and did not carry interest.

     As of May 31, 1998, there were an aggregate amount of $368,953 in outstanding advances from the Company to Scott N. Schneider, a Director and Chief Financial Officer of the Company. All of such advances were made in prior fiscal years. Such advances to Mr. Schneider carry an interest rate of 5%.

                PROPOSED RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 31, 1999. In accordance with the Company's policy of seeking annual shareholder ratification of the selection of auditors, the Company requests that such selection be ratified by shareholders. The Company has been advised by Deloitte & Touche LLP that, except as described in the following sentence, neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries. Deloitte & Touche LLP has also been selected by the Board of Directors of Centennial to audit the accounts of Centennial for its fiscal year ending May 31, 1999. The Company expects a representative of Deloitte & Touche LLP to be present at the Annual Meeting, and such representative will have the opportunity to make a statement and will be available to answer appropriate questions from shareholders.

VOTE REQUIRED; RECOMMENDATION

     A majority of all votes cast by the holders of all shares of Class A Common Stock and Class B Common Stock present in person or by proxy and voting at the Annual Meeting is required for ratification of the selection of Deloitte & Touche LLP. The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte & Touche LLP as independent accountants for the Company for the fiscal year ending May 31, 1999.

                             SHAREHOLDER PROPOSALS

     If a shareholder wishes to submit a proposal for inclusion in the proxy statement for the 1999 Annual Meeting of Shareholders, such proposal must be received by the Company not later than June 5, 1999.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Annual Meeting and does not know of any other business that others intend to bring before the Annual Meeting. However, if any other matter should properly come before the Annual Meeting or any adjournment of the Annual Meeting, the persons named in the accompanying proxy intend to vote on such matters as they, in their discretion, may determine.

                                          By Order of the Board of Directors
                                          DAVID Z. ROSENSWEIG,
                                          DAVID Z. ROSENSWEIG,
                                          Secretary

Dated: October 2, 1998

     PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

     ON WRITTEN REQUEST OF ANY SHAREHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MAY 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, MAY BE OBTAINED WITHOUT CHARGE FROM SCOTT N. SCHNEIDER, ASSISTANT SECRETARY, CENTURY COMMUNICATIONS CORP., 50 LOCUST AVENUE, NEW CANAAN, CONNECTICUT 06840.

                                   APPENDIX I
                                   PROXY CARD

                          CENTURY COMMUNICATIONS CORP.
                                50 Locust Avenue
                         New Canaan, Connecticut 06840

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints SCOTT N. SCHNEIDER and ROBERT J. LARSON, and each of them, proxies of the undersigned, with full power of substitution, to vote all common stock of Century Comminications Corp., a New Jersey corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Thursday, October 29, 1998, or at any adjournment or adjournments thereof, with all the power the undersigned would possess if personally present, on the following matters:


                   (Continued and to be signed on other side)

                              FOLD AND DETACH HERE

Please mark your votes as indicated in this example [X]

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR the election of all nominees for director and FOR proposal 2 and the proxies will use their discretion with respect to any matters referred to in item 3.

1.    Election of Directors

FOR all nominees listed to the right [ ]

WITHHOLD AUTHORITY for all nominees [ ]

Nominees for election by all shareholders: Claire L. Tow and Messrs. John P. Cole, Bernard P. Gallagher, Michael G. Harris, David Ross Miller, David Z. Rosensweig, Scott N. Schneider and Leonard Tow

Nominee for election only by Class A shareholders: Mr. William M. Kraus

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name on the line provided below.

-----------------------------------------------------------

2. Proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as independent accountants for the fiscal year ending May 31, 1999.

                       FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

3. In their discretion, the named proxies are authorized to vote in accordance with their own judgment upon such other matters as may properly come before the Annual Meeting.


                      The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders and the Proxy Statement. The undersigned hereby revokes any proxy or proxies heretofore given.

                      Please complete, date and sign exactly as your name appears hereon. In the case of joint owners, each owner should sign. When signing as administrator, attorney, corporate officer, executor, guardian, trustee, etc., please give your full title as such.

                      Dated: __________________________________, 1998

                      _______________________________________________
                                  Signature of Shareholder

                                    FOLD AND DETACH HERE




                          STATEMENT OF DIFFERENCES
                          ------------------------

  The section symbol shall be expressed as............................... 'SS'